EXHIBIT 23.1

                          CONSENT OF MORGAN & COMPANY



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                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in this Form S-8 Registration Statement of Patch International Inc. (the "Company") of our report, dated July 28, 2006, on the consolidated balance sheets of the Company as of May 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for the years then ended, which report appears in the Annual Report on Form 10-KSB for the Company for the year ended May 31, 2006.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.




Vancouver, Canada
                                       /s/ MORGAN & COMPANY
November 2, 2006                       Chartered Accountants